EXHIBIT 99.1

Huttig Building Products, Inc. Announces Second Quarter Results

Second Quarter 2017 Highlights:

  Net sales of $198.7 million
  Gross margin of 21.2 percent
  Total available liquidity of $57.1 million

ST. LOUIS, Aug. 01, 2017 (GLOBE NEWSWIRE) -- Huttig Building Products, Inc. (“Huttig” or the “Company”) (NASDAQ:HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the second quarter ended June 30, 2017.

“During the second quarter of 2017 we continued to make significant investments in the execution of our comprehensive strategic plan,” said Jon P. Vrabely, President and CEO of Huttig Building Products.  “These investments in capital and operating expenses are required to fundamentally transform our business to consistently deliver profitable growth in the intermediate and long term.”

SUMMARY OF SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2017 RESULTS
(unaudited)
(In Millions, Except Per Share Data)

	Three Months Ended June 30,
	2017		2016
Net sales	$198.7	100.0%	$197.9	100.0%
Gross margin	42.2	21.2%	42.2	21.3%
Operating expenses	38.1	19.2%	32.2	16.3%
Operating income	4.1	2.1%	10.0	5.1%
Income from continuing operations before taxes	3.4	1.7%	9.4	4.7%
Net income	2.2	1.1%	10.4	5.3%
Income from continuing operations per share -
basic and diluted	0.09		0.23
Net income per share - basic and diluted	0.09		0.41

	Six Months Ended June 30,
	2017		2016
Net sales	$374.4	100.0%	$356.7	100.0%
Gross margin	77.7	20.8%	74.2	20.8%
Operating expenses	75.1	20.1%	61.1	17.1%
Operating income	2.6	0.7%	13.1	3.7%
Income from continuing operations before taxes	1.3	0.3%	12.0	3.4%
Net income	1.3	0.3%	11.8	3.3%
Income from continuing operations per share -
basic and diluted	0.05		0.29
Net income per share - basic and diluted	0.05		0.47

Results of Operations

Three Months Ended June 30, 2017 Compared to Three Months Ended June 30, 2016

Net sales were $198.7 million, which was $0.8 million, or less than 1 percent, higher than in 2016.  The modest change in net sales was due to the general increase in housing activity offset in part by the effect of our special promotional winter buy sales which drove sales into the first quarter of 2017 from the second quarter of 2017.

Millwork sales increased 4 percent to $100.4 million, primarily due to increased construction activity. Building products sales decreased 1percent to $79.9 million primarily due to our special promotional winter buy sales which drove sales in the first quarter of 2017 from the second quarter of 2017.  Wood product sales decreased 12 percent in 2017 to $18.4 million as we continue to de-emphasize this lower margin category.

Gross margin was $42.2 million in both 2017 and 2016.  As a percentage of sales, gross margin was 21.2 percent in 2017, compared to 21.3 percent in 2016.

Operating expenses increased $5.9 million to $38.1 million in 2017, compared to $32.2 million in 2016.  The increase was primarily due to higher costs as a result of hiring additional sales and warehouse personnel related to our Huttig-Grip and Repair and Remodel growth initiatives.  The increase was also impacted by legal fees incurred defending our Huttig-Grip division’s right to compete in the fastener market as well as personnel and non-personnel costs which outpaced sales growth for the quarter. As a percentage of sales, operating expenses increased to 19.2 percent in 2017 compared to 16.3 percent in 2016.

Net interest expense was $0.7 million in 2017 and $0.6 million in 2016.  The increase was primarily due to higher average debt and higher borrowing rates in 2017 compared to 2016 resulting from higher LIBOR rates.

Income tax expense of $1.1 million was recognized for the quarter ended June 30, 2017.  Income tax expense of $3.5 million was recognized in the second quarter of 2016.

As a result of the foregoing factors, we reported income from continuing operations of $2.3 million in the second quarter of 2017 compared to income of $5.9 million in the second quarter of 2016.

 Adjusted EBITDA was $5.9 million in the second quarter of 2017 compared to $11.5 million in the second quarter of 2016. Adjusted EBITDA is a non-GAAP measurement. See attached reconciliation of Non-GAAP Financial Measures.

Six Months Ended June 30, 2017 Compared to Six Months Ended June 30, 2016

Net sales were $374.4 million, which was $17.7 million, or 5 percent, higher than in 2016.  The increase was primarily due to higher levels of construction activity and the completion of the BenBilt Building Systems acquisition in the second quarter of 2016.

Millwork sales increased 8 percent to $191.7 million, primarily due to increased construction activity and the acquisition. Building products sales increased 3 percent in 2017 to $147.3 million primarily due to increased construction activity.  Wood product sales decreased 4 percent in 2017 to $35.4 million as we continue to de-emphasize this lower margin category.

Gross margin increased 5 percent to $77.7 million in 2017 compared to $74.2 million in 2016.  As a percentage of sales, gross margin was 20.8 percent in both the six-month periods ended June 30, 2017 and June 30, 2016.  Our acquisition of BenBilt increased margins in the six month period ending June 30, 2017, which was offset by a larger percentage of lower margin direct sales.  We continue to focus on our operational initiatives as well as improved product mix as we expand our value-add capabilities to serve the repair/remodel construction segment to advance long-term growth.

Operating expenses increased $14.0 million to $75.1 million in 2017, compared to $61.1 million in 2016.  The increase was primarily due to costs as a result of hiring additional sales and warehouse personnel related to our Huttig-Grip and Repair and Remodel growth initiatives. The increase was also impacted by the BenBilt Building Systems acquisition expense for six months in 2017 compared to three months in 2016 and a general increase in both personnel and non-personnel costs which outpaced sales growth for the respective six month periods.  As a percentage of sales, operating expenses increased to 20.1 percent in 2017 compared to 17.1 percent in 2016, as the Company increased headcount to service anticipated sales growth.

Net interest expense increased to $1.3 million in 2017, compared to $1.1 million in 2016.  The increase was primarily due to higher average debt and higher borrowing rates in 2017 compared to 2016.

Income tax benefit of $0.1 million was recognized for the six-month period ended June 30, 2017.  Income tax expense of $4.6 million was recognized in the six-month period ended June 30, 2016.

As a result of the foregoing factors, we reported income from continuing operations of $1.4 million in 2017, compared to $7.4 million in 2016.

Adjusted EBITDA was $6.0 million for the six months ended June 30, 2017 compared to $15.7 million for the six months ended June 30, 2016. Adjusted EBITDA is a non-GAAP measurement. See attached reconciliation of Non-GAAP Financial Measures.

Balance Sheet

Total available liquidity was $57.1 million at June 30, 2017, representing a 23 percent decrease over total liquidity of $74.7 million at June 30, 2016.  At June 30, 2017, total available liquidity included $1.0 million of cash plus $56.1 million of availability under our credit facility, while at June 30, 2016, total available liquidity included $0.8 million of cash plus $73.9 million of availability under our credit facility.

Conference Call

Huttig Building Products, Inc. will host a conference call Wednesday, August 2, 2017 at 10:00 a.m. Central Time. Participants can listen to the call live via webcast by going to the investor portion of Huttig’s website at www.huttig.com/Investors/Investor-Relations.  Participants can also access the live conference call via telephone at (866) 238-1641 or (213) 660-0927 (international). The conference ID for this call is 58229395.

About Huttig

Huttig, currently in its 133rd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to the strength of construction, home improvement and remodeling markets and the recovery of the homebuilding industry to levels consistent with the historical average of total housing starts; the cyclical nature of our industry; the uncertainties resulting from changes to policies and laws following the U.S. election in November 2016; the cost of environmental compliance, including actual expenses we may incur to resolve proceedings we are involved in arising out of the formerly owned facility in Montana; any limitations on our ability to utilize our deferred tax assets to reduce future taxable income and tax liabilities; our ability to comply with, and the restrictive effect of, the financial covenant applicable under our credit facility; the loss of a significant customer; deterioration of our customers’ creditworthiness or our inability to forecast such deteriorations; commodity prices; risks associated with our private brands; termination of key supplier relationships; risks of international suppliers; competition with existing or new industry participants; goodwill impairment; the seasonality of our operations; significant uninsured claims; federal and state transportation regulations; fuel cost increases; our failure to attract and retain key personnel;  deterioration in our relationship with our unionized employees, including work stoppages or other disputes; funding requirements for multi-employer pension plans for our unionized employees; product liability claims and other claims, litigation matters or regulatory proceedings; and the integration of any business we acquire and the liabilities of such businesses. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measures.

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

Huttig presents Adjusted EBITDA because it is a primary measure used by management, and by similar companies in the industry, to evaluate operating performance and Huttig believes it enhances investors’ overall understanding of the financial performance of our business.  Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance.  Huttig compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business.  Because not all companies use identical calculations, Huttig’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended		Six Months Ended		Trailing Twelve Months
	June 30,		June 30,		Ended June 30,
	2017	2016	2017	2016	2017
Net income	$2.2	$10.4	$1.3	$11.8	$6.7
Discontinued operations	0.1	(4.5)	0.1	(4.4)	1.5
Interest expense, net	0.7	0.6	1.3	1.1	1.8
Income tax expense (benefit)	1.1	3.5	(0.1)	4.6	3.7
Depreciation and amortization	1.2	1.1	2.3	1.8	3.3
Stock compensation expense	0.6	0.4	1.1	0.8	1.5
Adjusted EBITDA	$5.9	$11.5	$6.0	$15.7	$18.5

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$198.7	$197.9	$374.4	$356.7
Cost of sales	156.5	155.7	296.7	282.5
Gross margin	42.2	42.2	77.7	74.2
Operating expenses	38.1	32.2	75.1	61.1
Operating income	4.1	10.0	2.6	13.1
Interest expense, net	0.7	0.6	1.3	1.1
Income from continuing operations before income taxes	3.4	9.4	1.3	12.0
Income tax expense (benefit)	1.1	3.5	(0.1)	4.6
Income from continuing operations	2.3	5.9	1.4	7.4
(Loss) income from discontinued operations, net of taxes	(0.1)	4.5	(0.1)	4.4
Net income	$2.2	$10.4	$1.3	$11.8

Income from continuing operations per share - basic and diluted	$0.09	$0.23	$0.05	$0.29
(Loss) income from discontinued operations per share - basic and diluted	$0.00	$0.18	$0.00	$0.17
Net income per share - basic and diluted	$0.09	$0.41	$0.05	$0.47

Weighted average shares outstanding:
Basic and diluted shares outstanding	24.9	24.5	24.8	24.5

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In Millions)

	June 30,	December 31,	June 30,
	2017	2016	2016
ASSETS
CURRENT ASSETS:
Cash and equivalents	$1.0	$0.3	$0.8
Trade accounts receivable, net	101.1	59.3	82.8
Net inventories	96.9	81.0	78.4
Other current assets	9.1	9.5	7.8
Total current assets	208.1	150.1	169.8

PROPERTY, PLANT AND EQUIPMENT:
Land	5.0	5.0	5.0
Buildings and improvements	30.0	29.7	29.2
Machinery and equipment	48.0	43.5	39.7
Gross property, plant and equipment	83.0	78.2	73.9
Less accumulated depreciation	54.8	53.3	52.0
Property, plant and equipment, net	28.2	24.9	21.9

OTHER ASSETS:
Goodwill	9.5	9.5	9.5
Deferred income taxes	12.2	10.3	17.5
Other	6.9	7.5	8.1
Total other assets	28.6	27.3	35.1
TOTAL ASSETS	$264.9	$202.3	$226.8

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In Millions, Except Share Data)

	June 30,	December 31,	June 30,
	2017	2016	2016
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1.1	$1.0	$0.8
Trade accounts payable	63.6	47.2	56.2
Deferred income taxes	—	—	5.3
Accrued compensation	4.6	6.8	5.1
Other accrued liabilities	12.9	15.1	11.5
Total current liabilities	82.2	70.1	78.9
NON-CURRENT LIABILITIES:
Long-term debt, less current maturities	103.3	54.5	75.2
Other non-current liabilities	5.5	7.2	7.7
Total non-current liabilities	108.8	61.7	82.9

SHAREHOLDERS' EQUITY:
Preferred shares: $.01 par (5,000,000 shares authorized)	—	—	—
Common shares: $.01 par (75,000,000 shares authorized: 25,872,480; 25,638,862; and 25,466,252 shares issued at June 30, 2017, December 31, 2016 and June 30, 2016, respectively)	0.3	0.3	0.3
Additional paid-in capital	43.1	42.8	41.8
Retained earnings	30.5	27.4	22.9
Total shareholders' equity	73.9	70.5	65.0

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$264.9	$202.3	$226.8

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash Flows From Operating Activities:
Net income	$2.2	$10.4	$1.3	$11.8
Adjustments to reconcile net income to net cash used in operating activities:
Loss (income) from discontinued operations	0.1	(4.5)	0.1	(4.4)
Depreciation and amortization	1.2	1.1	2.3	1.8
Non-cash interest expense	0.1	0.1	0.2	0.2
Stock-based compensation	0.6	0.4	1.1	0.8
Deferred taxes	1.2	5.9	(0.1)	6.9
Changes in operating assets and liabilities:
Trade accounts receivable	(12.7)	(6.4)	(41.8)	(25.0)
Net inventories	(8.7)	(1.8)	(15.9)	(12.0)
Trade accounts payable	(4.6)	(5.6)	16.4	11.7
Other	—	1.3	(4.3)	(3.6)
Cash (used in) provided by continuing operating activities	(20.6)	0.9	(40.7)	(11.8)
Cash (used in) provided by discontinued operating activities	(1.4)	4.5	(1.7)	4.4
Total cash (used in) provided by operating activities	(22.0)	5.4	(42.4)	(7.4)
Cash Flows From Investing Activities:
Capital expenditures	(1.8)	(0.6)	(3.5)	(1.2)
Acquisition	—	(17.3)	—	(17.3)
Total cash used in investing activities	(1.8)	(17.9)	(3.5)	(18.5)
Cash Flows From Financing Activities:
Borrowings of debt, net	23.9	10.5	47.5	26.8
Repurchase shares of common stock	(0.2)	—	(0.9)	(0.4)
Total cash provided by financing activities	23.7	10.5	46.6	26.4
Net (decrease) increase in cash and equivalents	(0.1)	(2.0)	0.7	0.5
Cash and equivalents, beginning of period	1.1	2.8	0.3	0.3
Cash and equivalents, end of period	$1.0	$0.8	$1.0	$0.8

Supplemental Disclosure of Cash Flow Information:
Interest paid	$0.6	$0.5	$1.1	$0.9
Income taxes paid	0.4	0.2	0.4	0.4

For more information, contact:

Don Hake
investor@huttig.com